Exhibit 10.2

RESTRICTED STOCK GRANT AGREEMENT

[Drafting Note: Items in brackets may be deleted or modified in some award agreements]

1. Grant of Award. The Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of World Fuel Services Corporation, a Florida corporation (the “Company”) has awarded to [                    ] (the “Participant”), effective as of [                                ] (the “Grant Date”), [            ] shares (the “Restricted Stock”) of the Company’s common stock, par value US$0.01 per share (the “Common Stock”). The shares of Restricted Stock have been granted under the Company’s 2006 Omnibus Plan (the “Plan”), which is incorporated herein for all purposes, and the grant of Restricted Stock shall be subject to the terms, provisions and restrictions set forth in this Agreement and the Plan. As a condition to entering into this Agreement, and as a condition to the issuance of any shares of Common Stock (or any other securities of the Company), the Participant agrees to be bound by all of the terms and conditions set forth in this Agreement and in the Plan.

2. Definitions. Capitalized terms and phrases used in this Agreement shall have the meaning set forth below. Capitalized terms used herein and not defined in this Agreement, shall have the meaning set forth in the Plan.

(a) [“Cause” means Cause as defined in the Participant’s Employment Agreement, or in the absence of such definition,

(i) the failure by the Participant to perform, in a reasonable manner, his or her duties as assigned by the Company or any Subsidiary,

(ii) any violation or breach by the Participant of his or her Employment Agreement, consulting or other similar agreement with the Company or any Subsidiary, if any,

(iii) any violation or breach by the Participant of any non-competition, non-solicitation, non-disclosure and/or other similar agreement with the Company or any Subsidiary,

(iv) any act by the Participant of dishonesty or bad faith with respect to the Company or any Subsidiary,

(v) use of alcohol, drugs or other similar substances in a manner that adversely affects the Participant’s work performance, or

(vi) the commission by the Participant of any act, misdemeanor, or crime reflecting unfavorably upon the Participant or the Company or any Subsidiary. The good faith determination by the Committee of whether the Participant’s employment or service was terminated for “Cause” shall be final and binding for all purposes hereunder.]

(b) [“Disability” means Disability as defined in the Participant’s Employment Agreement, or in the absence of such definition, the inability of the Participant, due to illness, accident or any other physical or mental incapacity, to perform his or her employment duties for the Company and its Subsidiaries for an aggregate of one hundred eighty (180) days within any period of twelve (12) consecutive months.]

(c) “Earned Restricted Stock” means the portion of the Restricted Stock that is considered to be earned for the calendar year based upon [                                ], determined in accordance with Section 3(a) hereof, for that year.

(d) “Employment Agreement” means any employment agreement between the Company and the Participant that is in effect at the time as of which the Participant’s rights under this Agreement are being determined.

(e) “Termination Date” means the date on which the Participant is no longer an employee of the Company or any Subsidiary.

3. Earned Restricted Stock; Vesting and Forfeiture of Shares.

(a) [Insert vesting provisions and any provision for acceleration of vesting upon termination for certain reasons (e.g., death, Disability, termination without Cause), or upon the occurrence of certain events (e.g., a Change in Control)].

(b) In the event that the Participant’s employment with the Company or any Subsidiary is terminated prior to the Vesting Date by the Company or Subsidiary for Cause, or if the Participant terminates his employment with the Company or any Subsidiary for any reason [other than the Participant’s death or Disability], then the Participant shall immediately forfeit all shares of Restricted Stock (including Earned Restricted Stock).

(c) Any shares of Restricted Stock that become vested pursuant to this Agreement shall cease to be subject to any of the forfeiture provisions or other restrictions set forth in this Agreement.

(d) Notwithstanding the provisions of this Section 3, if the Participant is party to an Employment Agreement with the Company or a Subsidiary, the earning, vesting and forfeiture of the shares of Restricted Stock shall be governed by the terms of such Employment Agreement applicable to any equity awards granted thereunder, which terms shall control over any contrary provisions contained herein.

4. Stock Certificates.

(a) The shares of Restricted Stock granted under this Agreement shall be evidenced by stock certificates to be issued in the name of the Participant.

(b) The stock certificates evidencing the shares of Restricted Stock shall be held by the Company in escrow, together with stock powers with respect thereto, signed in blank by the Participant. The Company shall hold the stock certificates until the earlier of: (i) the forfeiture of the shares of Restricted Stock; or (ii) the vesting of the shares of Restricted Stock pursuant to this Agreement. If and when the shares of Restricted Stock are forfeited under the terms of this Agreement, the Company shall cancel the stock certificates related to such shares of Restricted Stock. Subject to Section 7 hereof, in the event that shares of Restricted Stock vest pursuant to this Agreement, the Company shall promptly deliver to the Participant the stock certificates and stock powers held in escrow with respect to the shares of Restricted Stock that have vested.

5. Privileges of Stock Ownership. The Participant may not, directly or indirectly, sell, pledge or otherwise transfer any unvested shares of Restricted Stock (including Earned Restricted Stock), except upon the Participant’s death. [Prior to vesting of the shares of Restricted Stock, and so long as the Participant has not forfeited such shares as provided herein, the Participant shall be entitled to vote the shares of Restricted Stock and receive and retain all cash dividends paid thereon.] However, any additional Common Stock or other securities (“Additional Shares”) issued with respect to the unvested shares of Restricted Stock, as a result of a recapitalization, stock split, stock dividend or similar transaction, shall be held by the Company, added to any shares of Restricted Stock then held in escrow, and shall be earned and vest at the same time as the shares of Restricted Stock giving rise to such Additional Shares.

6. Compliance with Laws and Regulations. The Participant acknowledges and agrees that the shares of Restricted Stock will be restricted and have not been registered under the Securities Act of 1933 (the “1933 Act”) or any state securities laws and may not be resold unless registered pursuant to the provisions thereunder or if an exemption from registration is available. The Participant agrees not to dispose of all or any part of the Shares received pursuant to this Agreement except in compliance with the applicable provisions of the 1933 Act and state securities laws.

7. Taxes. On or prior to the date that all (or any portion) of the shares of Restricted Stock vest, the Participant shall remit to the Company an amount sufficient to satisfy all federal, state, local and foreign withholding or other applicable taxes. No certificate for any shares of Restricted Stock which have vested shall be delivered to the Participant until the foregoing obligation has been satisfied. The Company may, at its option, permit the Participant to satisfy his or her obligations under this Section 7, by tendering to the Company a portion of the vested shares of Restricted Stock. In the event that the Participant fails to satisfy his or her obligations under this Section 7, the Participant agrees that the Company shall have the right to satisfy such obligations on the Participant’s behalf by taking any one or more of the following actions (such actions to be in addition to any other remedies available to the Company): (1) withholding payment of salary, bonus or any other amount payable to the Participant (e.g. expense reimbursements), (2) selling all or a portion of the vested shares of Restricted Stock in the open market, or (3) withholding and canceling all or a portion of the vested shares of Restricted Stock. Any acquisition of vested shares of Restricted Stock by the Company as contemplated hereby is expressly approved by the Committee as part of the approval of this Agreement.

8. [Stock Retention Policy. The Participant understands that the Committee has adopted a policy that requires the Participant to retain ownership of one-half (50%) of the vested shares of Restricted Stock acquired by the Participant hereunder (net of the number of vested shares of Restricted Stock which would need to be sold to satisfy any applicable taxes owed upon vesting), for a period of five (5) years after vesting of such shares of Restricted Stock (or until the Participant’s employment with, and services for, the Company and its Subsidiaries terminates, if earlier). The Participant agrees to comply with such policy, and any modifications thereof that may be adopted by the Committee from time to time.]

9. No Effect on Employment. Except as otherwise provided in the Participant’s Employment Agreement, the Participant’s employment with the Company and any Subsidiary is on an at-will basis only. Accordingly, subject to the terms of such Employment Agreement, nothing in this Agreement or the Plan shall confer upon the Participant any right to continue to be employed by the Company or any Subsidiary, or shall interfere with or restrict in any way the rights of the Company or any Subsidiary, which are hereby expressly reserved, to terminate the employment of the Participant at any time for any lawful reason whatsoever or for no reason, with or without cause and with or without notice. Such reservation of rights can be modified only in an express written contract executed by a duly authorized officer of the Company.

10. Other Benefits. Except as provided below, nothing contained in this Agreement shall affect the Participant’s right to participate in and receive benefits under and in accordance with the then current provisions of any pension, insurance or other Employee welfare plan or program of the Company or any Subsidiary.

11. Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

12. Plan Governs. This Agreement is subject to all of the terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan shall govern.

13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida applicable to agreements between Florida residents, to be performed entirely in Florida.

14. Committee Authority. The Committee shall have all discretion, power, and authority to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon the Participant, the Company and all other interested persons, and shall be given the maximum deference permitted by law. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.

15. Captions. The captions provided herein are for convenience only and are not to serve as a basis for the interpretation or construction of this Agreement.

16. Agreement Severable. In the event that any provision in this Agreement shall be held invalid or unenforceable, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of this Agreement.

17. Miscellaneous. This Agreement constitutes the entire understanding of the parties on the subjects covered. The Participant expressly warrants that he or she is not executing this Agreement in reliance on any promises, representations, or inducements other than those contained herein. This Agreement and the Plan can be amended or terminated by the Company to the extent permitted under the Plan. Amendments hereto shall be effective only if set forth in a written statement or contract, executed by a duly authorized member of the Committee. The Participant shall at any time and from time to time after the date of this Agreement, do, execute, acknowledge, and deliver, or will cause to be done, executed, acknowledged and delivered, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney, receipts, acknowledgments, acceptances and assurances as may reasonably be required to give effect to the terms hereof, or otherwise to satisfy and perform Participant’s obligations hereunder.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Grant Date.

WORLD FUEL SERVICES CORPORATION

By:
Name:
Title:

PARTICIPANT

Signature:

Print Name: